UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2008, HeartWare Limited entered into an Implementation Agreement with HeartWare International, Inc., a Delaware corporation which is a wholly-owned subsidiary of HeartWare Limited, to facilitate the previously announced redomiciliation of the HeartWare Group from Australia to the United States. The Implementation Agreement sets out the terms and the parties’ respective obligations in connection with the implementation of the schemes of arrangement pursuant to which HeartWare International, Inc. will become the ultimate parent company of the HeartWare Group. The proposed transaction is subject to approval by the Australian Federal Court as well as approval of security holders of HeartWare Limited.

The description set forth above is qualified in its entirety by the Implementation Agreement which is incorporated herein by reference and will be included with the materials incorporated in the Information Memorandum that is to be filed shortly by HeartWare Limited with the Securities and Exchange Commission in accordance with proxy statement requirements.

Item 7.01 Regulation FD Disclosure

On August 5, 2008, HeartWare Limited announced that it entered into an Implementation Agreement, as noted above, via an Australian Securities Exchange (“ASX”) announcement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 HeartWare Limited ASX Announcement dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: August 5, 2008	By:	/s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer